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EXHIBIT 99.2: FORM OF NOTICE OF GUARANTEED DELIVERY.

                         NOTICE OF GUARANTEED DELIVERY

    This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated [____________], 2001 (the "Prospectus"), of Data
Translation, Inc., a Delaware corporation ("Data Translation") if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern
Daylight Time, on [June   , 2001] (as it may be extended, the "Expiration
Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Guaranteed Delivery Procedures" in the prospectus. Payment of the Subscription Price of $ per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) OTC trading days after the Expiration Date.

The address and telecopier numbers of the Subscription Agent are as follows:

BY FIRST CLASS MAIL OR REGISTERED MAIL:

                                Equiserve Trust
                          Attention: Corporate Actions
                             Post Office Box 43025
                      Providence, Rhode Island 02940-3025
                           Facsimile: (781) 380-3388

BY HAND:

                        Securities Transfer & Reporting
                              c/o Equiserve Trust
                         100 William's Street, Galleria
                            New York, New York 10038
                           Facsimile: (781) 380-3388

BY OVERNIGHT DELIVERY:

                                Equiserve Trust
                          Attention: Corporate Actions
                              40 Campanelli Drive
                              Braintree, MA 02189
                           Facsimile: (781) 380-3388

                            ------------------------

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The Undersigned hereby represents that he or she or it is the holder of Subscription Certificate(s) representing Subscription Rights issued by Data Translation, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with respect
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to each of the number of Subscription Rights represented by such Subscription
Certificate and shares set forth below pursuant to the Oversubscription Privilege described in the Prospectus:

No. of Subscription Rights exercised pursuant to
Basic Subscription Privilege (shares subscribed for):
                                                              ----------------------
                plus

No. of Shares subscribed for pursuant to Oversubscription
Privilege:
                                                              ----------------------

TOTAL:
       x $
                                                              ----------------------

TOTAL PAYMENT DUE:                                            $
                                                              ----------------------

    The undersigned understands that payment of the Subscription Price of
$      per share for each share of Common Stock subscribed pursuant to the Basic
Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

[  ] is being delivered to the Subscription Agent herewith; or

[ ] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

    [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

    [  ] certified check

    [  ] bank draft (cashier's check)

    [  ] postal, telegraphic or express money order

    [  ] wire transfer of immediately available funds

If by certified check, bank draft or express money order, please provide the following information:

    name of maker: _____________________________________________________________

    date of check, draft or money order: _______________________________________

    bank on which check is drawn or issuer of money order: _____________________

Signature(s):                                                          Address: ____________________________________
                         _____________________________________

                                                                       _____________________________________________
                         _____________________________________

                                                                       _____________________________________________
                                                                                  (please type or print)

Name(s):                                                               Telephone: __________________________________
                         _____________________________________

                                                                       Telephone: __________________________________
                         _____________________________________
                                (please type or print)                            (please type or print)
Subscription
Certificate No.(s):
                         _____________________________________